Exhibit 99.1

For Further Information: Michael W. McCarthy Director — Investor Relations Office: (978) 262-2459 michael.mccarthy@brooks.com
Press Release
For Immediate Release
November 11, 2008
Brooks Automation Reports Fourth Quarter Financial Results
Chelmsford, Massachusetts November 11, 2008 — Brooks Automation, Inc. (Nasdaq: BRKS) announced financial results for the Company’s fourth quarter and fiscal year 2008 ended on September 30, 2008.
Revenues for the fourth quarter of 2008 were $106.9 million, compared to revenues of $166.5 million in the fourth quarter of 2007, a decrease of 35.8%. Sequentially, revenues were down 13.8% from fiscal 2008 third quarter revenues of $124.0 million.
Loss from continuing operations for the fourth quarter of fiscal 2008 amounted to $216.2 million, or $3.45 per diluted share. This loss includes special charges totaling $206.2 million. Excluding special charges, the non-GAAP loss from continuing operations for the fourth quarter of fiscal 2008 was $10.0 million, or $0.16 per diluted share. The special charges taken during the quarter included a non-cash impairment charge of $203.6 million, primarily to write down the value of goodwill reflecting the current industry and economic environment which has significantly impacted the comparable company valuations and the Company’s near term outlook. Other special charges taken during the quarter included restructuring costs of $1.6 million and a $1.0 million non-cash charge to recognize the impairment in value of a minority interest Brooks owns in a small Swiss public company.
The fiscal 2008 fourth quarter loss from continuing operations before special charges of $10.0 million, or $0.16 per diluted share, compares with a loss of $7.8 million, $0.12 in the third quarter of fiscal 2008 and profits of $2.4 million, or $0.03 per diluted share in the fourth quarter of fiscal 2007.
Including the special charges, the fiscal 2008 fourth quarter loss from continuing operations of $216.2 million, or $3.45 per diluted share, compares with a loss from continuing operations of $1.3 million, or $0.02 per diluted share in the fourth quarter of the prior year. Sequentially, the loss from continuing operations increased $205.9 million compared to a fiscal 2008 third quarter loss of $10.3 million.
Adjusted Earnings before Interest, Tax, Depreciation and Amortization for the fourth quarter of fiscal 2008 was ($1.9) million, which compared to $10.4 million in the prior year period and $1.8 million in the third quarter of fiscal 2008. Cash flows from operations, which benefited from strong working capital management, amounted to $6.0 million in the fourth quarter of fiscal 2008. This compared to $20.1 million in the fourth quarter of fiscal 2007 and $1.4 million in the third quarter of fiscal 2008.
Brooks Automation, Inc. t 15 Elizabeth Drive t Chelmsford, Massachusetts 01824 t (978)262-2400 t www.brooks.com
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Brooks Automation Reports Fourth Quarter Financial Results	page two
Revenues for the full fiscal year 2008 were $526.4 million, a 29.2% decrease from prior year revenues of $743.3 million. The net loss for fiscal 2008 was $235.9 million, or $3.66 per diluted share, compared to the prior year’s net income of $151.5 million, or $2.04 per diluted share. The loss for fiscal 2008 included the non-cash impairment charges of $203.6 million, restructuring charges of $7.3 million, a $3.9 million loss on an investment which was partially offset by a $0.7 million gain in discontinued operations related to the resolution of certain contingencies in connection with the sale of the Brooks Software division, which in total amounted to $3.32 per diluted share. Net income for fiscal 2007 included an $83.9 million gain on the March 30, 2007 sale of the Brooks Software division and $13.3 million of income from that discontinued operation, restructuring charges of $7.1 million and a gain on an investment of $5.1 million, which in total amounted to $1.28 per diluted share.
Commenting on the fourth quarter results, Robert J. Lepofsky, President and Chief Executive Officer of Brooks stated, “Our results for the quarter are reflective of the challenging market conditions faced by every participant in the global electronics food chain. Order booking and shipment rates in the quarter slowed as economic conditions continued to weaken. Those declines have continued over the course of the past three weeks as most of our customers have announced lowered expectations and short-term action plans to reduce spending and conserve cash. Most are planning additional restructuring initiatives over the months ahead. The management team at Brooks has also been evaluating alternative scenarios and we will be reducing capacity, tightly controlling costs and carefully managing our working capital as well. Last quarter, our people adjusted to lower revenues and slowing orders and delivered better performance than we would have forecasted at those levels. The job ahead will be even more challenging.”
Mr. Lepofsky continued, “While the decision to contract current operations in response to current market conditions is difficult, we also see the upcoming period as one of opportunity. We are a strategically critical partner of our customers and we remain committed to our long-term plan of creating value for our shareholders through growth initiatives that are aligned with the needs of those customers. While those needs may be delayed they are not disappearing. The commitment of our organization, our enviable market position and the strength of our debt-free balance sheet will ensure our ability to take full advantage of new opportunities that will emerge over the year ahead. One thing is clear — we at Brooks plan to come out of this downturn as a stronger and better positioned company.”
A reconciliation of non-GAAP measures to the most nearly comparable GAAP measure follows the consolidated statements of operations, balance sheets and statements of cash flows attached to this release.
Brooks Automation, Inc. t 15 Elizabeth Drive t Chelmsford, Massachusetts 01824 t (978)262-2400 t www.brooks.com
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Brooks Automation Reports Fourth Quarter Financial Results	page three
Brooks management will webcast its September quarter earnings conference call on Tuesday, November 11, 2008 at 4:30 p.m. Eastern Time to discuss the attached quarterly results and business highlights. During the call, Company management will respond to questions concerning, but not limited to, the Company’s financial performance, business conditions and industry outlook. Their responses could contain information that has not been previously disclosed.
Analysts, investors and members of the media can access the live broadcast available on Brooks’ website at www.brooks.com. The call will be archived on this website for convenient on-demand replay until Brooks reports fiscal 2009 first quarter results in mid-February, 2009.
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About Brooks Automation, Inc.
Brooks is a leading worldwide provider of automation solutions and integrated subsystems to the global semiconductor and related industries. The company’s advanced offerings in hardware and services can help customers improve manufacturing efficiencies, accelerate time-to-market and reduce cost-of-ownership. Brooks’ products and global services are used in virtually every semiconductor fab in the world as well as in a number of diverse industries outside of semiconductor manufacturing. For more information see www.brooks.com or email co.csr@brooks.com.
“Safe Harbor Statement” under Section 21E of the Securities Exchange Act of 1934
Some statements in this release are forward-looking statements made under Section 21E of the Securities Exchange Act of 1934. These statements are neither promises nor guarantees but involve risks and uncertainties, both known and unknown, that could cause Brooks’ financial and business results to differ materially from our expectations. They are based on the facts known to management at the time they are made. These forward-looking statements include statements regarding our bookings, revenues, profit and loss and cash flow expectations, anticipated capacity reductions and cost controls, future business strategy and market opportunities, level of capital expenditures and bookings expectations in the semiconductor industry, demand for our new and existing products, purchasing and manufacturing trends among semiconductor manufacturing OEMs, our strategy of sourcing from low cost regions, and the outlook of the semiconductor industry. Factors that could cause results to differ from our expectations include the following: our dependence on the cyclical semiconductor industry; the possibility of downturns in market demand for electronics; our possible inability to meet increased demand for our products due to difficulties in obtaining components and materials from our suppliers in required quantities and of required quality; a decision by semiconductor manufacturing OEMs not to outsource increasing amounts of their manufacturing operations; our ability to continue to effectively implement our flexible manufacturing model and our supply chain consolidation; the highly competitive nature and rapid technological change that characterizes the industries in which we compete; decisions by customers to accelerate delivery under or to cancel or defer orders that previously had been accepted; decisions by customers to reject the products we ship to them; the inability of customers to make payments to us when due; the possibility that we may not be able to fulfill customer orders within a period of time acceptable to them; the fact that design-in wins do not necessarily translate to significant revenue; the timing and effectiveness of restructuring, cost-cutting, low cost sourcing and expense control measures; intense price competition; disputes concerning intellectual property; expenses associated with legal disputes and litigation, continuing uncertainties in global political and economic conditions, and other factors and other risks that we have described in our filings with the Securities and Exchange Commission, including but not limited to our Annual Report on Form 10-K, current reports on Form 8-K and our quarterly reports on Form 10-Q. As a result we can provide no assurance that our future results will not be materially different from those projected. Brooks expressly disclaims any obligation or undertaking to release publicly any updates or revisions to any such statement to reflect any change in our expectations or any change in events, conditions or circumstances on which any such statement is based. Brooks undertakes no obligation to update the information contained in this press release.
08-21
Brooks Automation, Inc. t 15 Elizabeth Drive t Chelmsford, Massachusetts 01824 t (978)262-2400 t www.brooks.com

BROOKS AUTOMATION, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
FOR THE THREE AND TWELVE MONTHS ENDED SEPTEMBER 30, 2008 AND 2007
(In thousands, except per share data)
(unaudited)

	Three Months ended		Twelve Months ended
	September 30,		September 30,
	2008	2007	2008	2007
Revenues
Product	$80,122	$140,030	$411,653	$625,405
Services	26,748	26,473	114,713	117,853

Total revenues	106,870	166,503	526,366	743,258

Cost of revenues
Product	60,874	105,441	304,961	431,586
Services	22,913	21,075	94,577	92,077

Total cost of revenues	83,787	126,516	399,538	523,663

Gross profit	23,083	39,987	126,828	219,595

Operating expenses
Research and development	8,669	12,530	42,924	51,715
Selling, general and administrative	25,881	28,939	110,516	120,421
Impairment charges	203,570	—	203,570	—
Restructuring charges	1,610	3,657	7,287	7,108

Total operating expenses	239,730	45,126	364,297	179,244

Operating income (loss) from continuing operations	(216,647)	(5,139)	(237,469)	40,351
Interest income	1,151	3,023	7,403	11,897
Interest expense	102	80	407	583
Gain (loss) on investment	(1,009)	—	(3,940)	5,110
Other (income) expense, net	1,082	(277)	1,739	1,139

Income (loss) from continuing operations before income taxes, minority interests and equity in earnings of joint ventures	(217,689)	(1,919)	(236,152)	55,636
Income tax provision (benefit)	(1,165)	(442)	1,233	2,287

Income (loss) from continuing operations before minority interests and equity in earnings of joint ventures	(216,524)	(1,477)	(237,385)	53,349
Minority interests in income (loss) of consolidated subsidiaries	(48)	(42)	(53)	68
Equity in earnings of joint ventures	260	142	707	1,020

Income (loss) from continuing operations	(216,216)	(1,293)	(236,625)	54,301
Income (loss) from discontinued operations, net of income taxes	—	—	—	13,273
Gain on sale of discontinued operations, net of income taxes	308	—	679	83,898

Income (loss) from discontinued operations, net of income taxes	308	—	679	97,171

Net income (loss)	$(215,908)	$(1,293)	$(235,946)	$151,472

Basic income (loss) per share from continuing operations	$(3.45)	$(0.02)	$(3.67)	$0.74
Basic income (loss) per share from discontinued operations	0.00	—	0.01	1.32

Basic net income (loss) per share	$(3.45)	$(0.02)	$(3.66)	$2.06

Diluted income (loss) per share from continuing operations	$(3.45)	$(0.02)	$(3.67)	$0.73
Diluted income (loss) per share from discontinued operations	0.00	—	0.01	1.31

Diluted net income (loss) per share	$(3.45)	$(0.02)	$(3.66)	$2.04

Shares used in computing income (loss) per share
Basic	62,587	69,654	64,542	73,492
Diluted	62,587	69,654	64,542	74,074
Brooks Automation, Inc. t 15 Elizabeth Drive t Chelmsford, Massachusetts 01824 t (978)262-2400 t www.brooks.com

BROOKS AUTOMATION, INC.
CONSOLIDATED BALANCE SHEETS
(In thousands, except share and per share data)
(unaudited)

	September 30,	September 30,
	2008	2007
ASSETS
Current assets
Cash and cash equivalents	$110,269	$168,232
Marketable securities	33,077	80,102
Accounts receivable, net	66,844	105,904
Insurance receivable for litigation	8,772	—
Inventories, net	105,901	104,794
Prepaid expenses and other current assets	13,783	20,489

Total current assets	338,646	479,521
Property, plant and equipment, net	81,604	80,747
Long-term marketable securities	33,935	26,283
Goodwill	119,979	319,302
Intangible assets, net	58,452	76,964
Equity investment in joint ventures	26,309	24,007
Other assets	4,713	8,014

Total assets	$663,638	$1,014,838

LIABILITIES, MINORITY INTERESTS AND STOCKHOLDERS’ EQUITY
Current liabilities
Accounts payable	$37,248	$57,758
Deferred revenue	3,553	5,424
Accrued warranty and retrofit costs	8,174	10,986
Accrued compensation and benefits	18,174	23,850
Accrued restructuring costs	7,167	6,778
Accrued income taxes payable	3,151	5,934
Accrual for litigation settlement	7,750	—
Accrued expenses and other current liabilities	17,634	21,908

Total current liabilities	102,851	132,638
Accrued long-term restructuring	5,496	8,933
Income taxes payable	10,649	10,159
Other long-term liabilities	2,238	2,866

Total liabilities	121,234	154,596

Commitments and contingencies
Minority interests	409	463

Stockholders’ equity
Preferred stock, $0.01 par value, 1,000,000 shares authorized, no shares issued and outstanding at September 30, 2008 and 2007	—	—
Common stock, $0.01 par value, 125,000,000 shares authorized, 77,044,737 shares issued and 63,582,868 shares outstanding at September 30, 2008, 76,483,603 shares issued and 70,423,603 shares outstanding at September 30, 2007	770	765
Additional paid-in capital	1,788,891	1,780,401
Accumulated other comprehensive income	18,063	18,202
Treasury stock at cost, 13,461,869 shares and 6,060,000 shares at September 30, 2008 and 2007, respectively	(200,956)	(110,762)
Accumulated deficit	(1,064,773)	(828,827)

Total stockholders’ equity	541,995	859,779

Total liabilities, minority interests and stockholders’ equity	$663,638	$1,014,838

Brooks Automation, Inc. t 15 Elizabeth Drive t Chelmsford, Massachusetts 01824 t (978)262-2400 t www.brooks.com

BROOKS AUTOMATION, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)
(unaudited)

	Twelve Months Ended September 30,
	2008	2007
Cash flows from operating activities
Net income (loss)	$(235,946)	$151,472
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation and amortization	34,538	32,801
Impairment of assets	203,570	—
Stock-based compensation	6,909	8,743
Discount on marketable securities	(830)	(1,531)
Undistributed earnings of joint ventures	(707)	(1,020)
Dividends from equity investment	—	286
Minority interests	(53)	68
Loss on disposal of long-lived assets	1,070	1,672
Gain on sale of software division, net	(679)	(81,813)
(Gain) loss on investment	3,940	(5,110)
Changes in operating assets and liabilities, net of acquisitions and disposals:
Accounts receivable	38,612	(841)
Inventories	(610)	(4,473)
Prepaid expenses and other current assets	5,790	(4,096)
Accounts payable	(20,601)	(14,759)
Deferred revenue	(1,892)	2,295
Accrued warranty and retrofit costs	(2,772)	(646)
Accrued compensation and benefits	(5,839)	(2,724)
Accrued restructuring costs	(3,089)	(882)
Accrued expenses and other current liabilities	(8,755)	(6,569)

Net cash provided by operating activities	12,656	72,873

Cash flows from investing activities
Purchases of property, plant and equipment	(23,439)	(20,618)
Purchases of intangible assets	(75)	(15)
Proceeds from the sale of software division	1,918	130,393
Acquisition of Synetics Solutions Inc., net of cash acquired	—	(38)
Acquisition of Keystone Electronics (Wuxi) Co., cash acquired net of expenses	—	162
Purchases of marketable securities	(151,231)	(391,748)
Sale/maturity of marketable securities	190,592	362,833

Net cash provided by investing activities	17,765	80,969

Cash flows from financing activities
Treasury stock purchases	(90,194)	(110,762)
Payments of short- and long-term debt and capital lease obligations	—	(1,740)
Proceeds from issuance of common stock, net of issuance costs	2,391	9,303

Net cash used in financing activities	(87,803)	(103,199)

Effects of exchange rate changes on cash and cash equivalents	(581)	1,816

Net increase (decrease) in cash and cash equivalents	(57,963)	52,459
Cash and cash equivalents, beginning of year	168,232	115,773

Cash and cash equivalents, end of year	$110,269	$168,232

Brooks Automation, Inc. t 15 Elizabeth Drive t Chelmsford, Massachusetts 01824 t (978)262-2400 t www.brooks.com

BROOKS AUTOMATION, INC.
Supplemental Information
(In thousands, except per share data)
(unaudited)
Notes on Non-GAAP Financial Measures:
The information in this press release is for: internal managerial purposes; when publicly providing guidance on future results; and as a means to evaluate period-to-period comparisons. These financial measures are used in addition to and in conjunction with results presented in accordance with GAAP and should not be relied upon to the exclusion of GAAP financial measures. Management believes these financial measures provide an additional way of viewing aspects of our operations, that, when viewed with our GAAP results and the accompanying reconciliations to the corresponding GAAP financial measures, provide a more complete understanding of our business. Management strongly encourages investors to review our financial statements and publicly-filed reports in their entirety and not rely on any single measure.
The press release includes financial measures which exclude the effects of charges associated with our non-cash impairment charges, restructuring programs and gains or losses on investments. Management believes these measures are useful to investors because it eliminates accounting charges that do not reflect Brooks’ day-to-day operations. A table reconciling income (loss) and diluted earnings (loss) per share from continuing operations is presented below:

	Quarter ended
	September 30, 2008		June 30, 2008		September 30, 2007
	$	per share	$	per share	$	per share
Loss from continuing operations	$(216,216)	$(3.45)	$(10,326)	$(0.17)	$(1,293)	$(0.02)

Impairment charges	203,570	3.25	—	—	—	—
Restructuring charges	1,610	0.03	2,571	0.04	3,657	0.05
Loss on investment	1,009	0.02	—	—	—	—

Net income (loss) before special charges	$(10,027)	$(0.16)	(7,755)	$(0.12)	$2,364	$0.03

	Year ended
	September 30, 2008		September 30, 2007
	$	per share	$	per share
Income (loss) from continuing operations	$(236,625)	$(3.67)	$54,301	$0.73

Impairment charges	203,570	3.15	—	—
Restructuring charges	7,287	0.11	7,108	0.10
Loss (gain) on investment	3,940	0.06	(5,110)	(0.07)

Net income (loss) before special charges	$(21,828)	$(0.34)	$56,299	$0.76

	Quarter ended			Year Ended
	Sept 30,	June 30,	Sept 30,	Sept 30,	Sept 30,
	2008	2008	2007	2008	2007
Income (loss) from continuing operations	$(216,216)	$(10,326)	$(1,293)	$(236,625)	$54,301

Less: Interest income	(1,151)	(1,237)	(3,023)	(7,403)	(11,897)
Add: Interest expense	466	93	80	1,002	583
Add: Income tax provision (benefit)	(1,165)	843	(442)	1,233	2,287
Add: Depreciation	4,554	4,718	4,709	18,170	17,479
Add: Amortization of completed technology	2,331	2,331	2,331	9,324	9,324
Add; Amortization of acquired intangible assets	1,786	1,786	1,482	7,044	5,939
Add: Stock compensation expense	1,297	1,069	2,863	6,909	8,743
Add: Impairment charges	203,570	—	—	203,570	—
Add: Restructuring charges	1,610	2,571	3,657	7,287	7,108
Add: Loss (gain) on investment	1,009	—	—	3,940	(5,110)

Adjusted EBITDA	$(1,909)	$1,848	$10,364	$14,451	$88,757

Brooks Automation, Inc. t 15 Elizabeth Drive t Chelmsford, Massachusetts 01824 t (978)262-2400 t www.brooks.com